EXHIBIT 10.1

		Supplemental Agreement No. 12

			     to

		 Purchase Agreement No. 1810

			    between

		    The Boeing Company

			     and

		  SOUTHWEST AIRLINES CO.

	Relating to Boeing Model 737-7H4 Aircraft


	THIS SUPPLEMENTAL AGREEMENT, entered into as of March
1, 2000, by and between THE BOEING COMPANY, a Delaware corporation with its principal offices in Seattle, Washington, (Boeing) and SOUTHWEST AIRLINES CO., a Texas corporation with its principal offices in City of Dallas, State of Texas (Buyer);

	WHEREAS, the parties hereto entered into Purchase
Agreement No. 1810 dated January 19, 1994, relating to
Boeing Model 737-7H4 aircraft (the Agreement) and;

	WHEREAS, Buyer has agreed to accelerate one Block D
Aircraft from September 2000 to August 2000 and to accelerate two Block L Aircraft from August 2000 to July
2000;

	NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.	The Table of Contents of the Agreement is deleted in
its entirety and a new Table of Contents is attached hereto and incorporated into the Agreement by this reference.

*** 	Pursuant to 17 CFR, 240.24b-2, confidential
	information has been omitted and has been filed separately with the Securities and Exchange
	Commission pursuant to a Confidential Treatment
	Application filed with the Commission.



2.	Article 2, entitled "Delivery, Title and Risk of
Loss," paragraph 2.1, entitled "Time of Delivery," is deleted in its entirety and replaced by a new paragraph 2.1 revised to add one (1) Block D Aircraft delivering in August 2000, to change the quantity of Block D Aircraft delivering in September 2000 from three (3) to two (2), to change the quantity of Block L Aircraft delivering in July 2000 from one (1) to three (3) and to delete the two (2) Block L Aircraft delivering in August 2000. Such new pages 2-1, 2-2 and 2-3 are attached hereto and incorporated into the Agreement by this reference.

3.	Article 3, entitled "Price of Aircraft", paragraph
3.4 entitled "Advance Payment Base Price," subparagraph
3.4.1 entitled "Advance Payment Base Price" is revised by adding an Advance Payment Base Price for the Block D Aircraft delivering in August 2000. Such new pages 3-1, 3-2, 3-3 and 3-4 are attached hereto and incorporated into the Agreement by this reference.

4.	All references in the Letter Agreements associated
with Purchase Agreement No. 1810 shall be deemed to refer to the purchase by Buyer of one hundred forty-two (142) Model 737-7H4 Aircraft, sixty-two (62) Model 737-7H4 Option Aircraft and forty-six (46) Model 737-7H4 Rollover Option Aircraft, to the extent such reference is not specifically addressed herein.

5.	Concurrent with execution of this Supplemental
Agreement, Buyer will pay to Boeing ***. Such amount reflects the difference in advance payments due as a result of the acceleration of one (1) Block D Aircraft from September 2000 to August 2000 and two (2) Block L Aircraft from August 2000 to July 2000.

The Agreement will be deemed to be supplemented to the extent herein provided and as so supplemented will continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY			SOUTHWEST AIRLINES CO.

By:    /s/ D. S. Foster     	By:    /s/ Laura Wright

Its:    Attorney-In-Fact    	Its: ___Treasurer	___

P.A. No. 1810	SA-12-2
K/SWA